Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:  Craig M. Dwight, Chairman & CEO
Phone:  (219) 873-2725
Fax:  (219) 874-9280
Date:  December 20, 2018

Horizon Bank adds Information Technology Expert to the Board of Directors

Craig M. Dwight, Chairman and Chief Executive Officer of Horizon Bank, is pleased to announce that the Board of Directors appointed Julie Scheck Freigang to Horizon Bank’s Board of Directors on December 18, 2018, effective January 15, 2019.

Julie Scheck Freigang is the Vice President and Chief Information Officer for Franklin Electric Co., Inc. (NASDAQ: FELE) headquartered in Fort Wayne, Indiana where she oversees the company’s information technology across 110 locations in 21 countries.  Before working for Franklin Electric, she held the position of Vice President – IT Vehicle Group at Eaton Corporation in Galesburg, Michigan.  Ms. Freigang earned a Bachelor of Science in Mechanical Engineering and graduated with honors from Valparaiso University in Valparaiso, Indiana.  Within the Fort Wayne area, she is active in encouraging girls to consider technical fields and has been a keynote speaker at TechFest.